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Consent Statement Pursuant to Section 14(a)
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The Wet Seal, Inc.

(Name of Registrant as Specified In Its Charter)

Clinton Spotlight Fund, L.P.
Clinton Spotlight Master Fund, L.P.
Clinton Magnolia Master Fund, Ltd.
Clinton Retail Opportunity Partnership, L.P.
Clinton Special Opportunities Master Fund, Ltd.
Clinton Group, Inc.
George E. Hall
Raphael Benaroya
Dorrit M. Bern
Lynda J. Davey
Mindy C. Meads
John S. Mills

(Name of Person(s) Filing Consent Statement, if other than the Registrant)

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Institutional Investor Services (ISS) and Other Independent Research Analysts Support Clinton Group’s Proposals for Change at The Wet Seal

NEW YORK, September 27, 2012 /PRNewswire/ -- Clinton Group, Inc. ("Clinton Group") today announced that Institutional Shareholder Services (“ISS”) and other independent research analysts recommend that Wet Seal, Inc. (Nasdaq: WTSLA) ("Wet Seal" or the "Company") stockholders support change to the Company’s Board of Directors.

ISS recommends its institutional investor clients support Clinton Group’s proposal to elect two highly qualified independent professionals, Lynda K. Davey and Mindy C. Meads, to the Wet Seal Board in place of incumbent directors Sidney M. Horn and Henry D. Winterstern. Noting that Clinton Group had “made a compelling case for a change,” ISS specifically recommends that Wet Seal stockholders “do not vote” for the status quo, as the Company has advocated.

“We are disappointed that the Company sought in its press release yesterday to mischaracterize ISS’ recommendation,” said Gregory P. Taxin, Managing Director of Clinton Group. “ISS quite rightly has advised its clients that change is needed on the Wet Seal Board and that stockholders should vote on our white consent solicitation card.”

Investment analysts agree. Jeff Van Sinderen has been covering the Wet Seal for nine years at B. Riley & Co., LLC. Mr. Van Sinderen wrote to his institutional investor clients that “this situation calls for a sweeping board change and a swift implementation of a new skilled team.” He continued, “[i]t is time for shareholders to act swiftly to replace the board.” (1)

Similarly, Eric Beder of Brean Murray Carret & Co. has said that “a new Board of Directors” could be a “positive catalyst” for the stock. (2)

“We appreciate the support of these independent research analysts,” said Mr. Taxin. “We believe Wet Seal stockholders should indeed support our proposals and upgrade the Board of the Wet Seal.”

Clinton Group encourages stockholders to submit the white consent card as soon as possible.

Stockholders with questions can reach Bruce Goldfarb or Geoff Sorbello of Okapi Partners at +1-212-297-0720.

About Clinton Group, Inc.

Clinton Group, Inc. is a diversified asset management firm. Clinton Group has been investing in global markets since its inception in 1991 with expertise that spans a wide range of investment styles and asset classes. Clinton Group is a Registered Investment Advisor based in New York City.

No permission has been sought from any of the research analysts and organizations quoted herein to include their commentary in this press release.

(1) Jeff Van Sinderen, Research Update on Wet Seal, B. Riley & Co., LLC, August 22, 2012.

(2) Eric Beder, Company Update on Wet Seal, Bream Murray Carret & Co., August 30, 2012.

CLINTON GROUP, INC., CLINTON SPOTLIGHT FUND, L.P., CLINTON SPOTLIGHT MASTER FUND, L.P., CLINTON MAGNOLIA MASTER FUND, LTD., CLINTON RETAIL OPPORTUNITY PARTNERSHIP, L.P., CLINTON SPECIAL OPPORTUNITIES MASTER FUND, LTD. AND GEORGE E. HALL (COLLECTIVELY, “CLINTON”) HAVE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION (THE “SEC”) A DEFINITIVE CONSENT STATEMENT AND ACCOMPANYING CONSENT CARD TO BE USED TO SOLICIT WRITTEN CONSENTS FROM THE STOCKHOLDERS OF THE WET SEAL, INC. IN CONNECTION WITH CLINTON’S INTENT TO TAKE CORPORATE ACTION BY WRITTEN CONSENT. ALL STOCKHOLDERS OF THE WET SEAL, INC. ARE ADVISED TO READ THE DEFINITIVE CONSENT STATEMENT AND OTHER DOCUMENTS RELATED TO THE SOLICITATION OF WRITTEN CONSENTS BY CLINTON, RAPHAEL BENAROYA, DORRIT M. BERN, LYNDA J. DAVEY, MINDY C. MEADS AND JOHN S. MILLS (COLLECTIVELY, THE "PARTICIPANTS") FROM THE STOCKHOLDERS OF THE WET SEAL, INC. BECAUSE THEY CONTAIN IMPORTANT INFORMATION. INFORMATION RELATING TO THE PARTICIPANTS HAS BEEN INCLUDED IN THE DEFINITIVE CONSENT STATEMENT FILED ON SEPTEMBER 10, 2012 BY CLINTON WITH THE SEC. THE DEFINITIVE CONSENT STATEMENT AND ACCOMPANYING CONSENT CARD HAVE BEEN FURNISHED TO SOME OR ALL OF THE STOCKHOLDERS OF THE WET SEAL, INC. AND ARE, ALONG WITH OTHER RELEVANT DOCUMENTS, AVAILABLE AT NO CHARGE ON THE SEC'S WEB SITE AT HTTP://WWW.SEC.GOV. IN ADDITION, CLINTON WILL PROVIDE COPIES OF THE DEFINITIVE CONSENT STATEMENT AND ACCOMPANYING CONSENT CARD WITHOUT CHARGE AT HTTP://WWW.MYPROXYONLINE.COM/WETSEAL OR UPON REQUEST.

CONTACT: Connie Laux, Clinton Group, Inc., +1-212-825-0400